EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 333-129228 of Oak Hill Financial, Inc., of our report dated May 31, 2006 appearing on this Annual Report on Form 11-K of the Oak Hill Financial, Inc. 401(K) and Profit Sharing Plan for the year ended December 31, 2005.

/s/ Grant Thornton LLP

Cincinnati, Ohio
June 29, 2006